Exhibit 99.(g)(2)

State Street Bank and Trust Company	October 26, 2016

Channel Center

One Iron Street

Boston, MA 02210

Attention: Tricia Cormier, Vice President

Re: American Beacon Funds

Ladies and Gentlemen:

This letter is to advise you that American Beacon Funds (the “Trust”) has established two new series, the American Beacon Bridgeway Large Cap Growth Fund and the American Beacon Numeric Integrated Alpha Fund (the “Funds”).

The Trust has also terminated six series: the American Beacon Earnest Partners Emerging Markets Equity Fund, American Beacon Emerging Markets Fund, American Beacon High Yield Bond Fund, American Beacon Retirement Income & Appreciation Fund, American Beacon Small Cap Value II Fund, and the American Beacon Treasury Inflation Protected Securities Fund (together, the "Terminating Funds").

In accordance with the Additional Funds provision of Section 20 of the Custodian Contract dated December 1, 1997 between the Trust and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Agreement”), the Trust hereby requests that you act as Custodian for the Funds. Additionally we request that you remove the Terminating Funds from Schedule D.

For your convenience, attached as Schedule D hereto is a replacement of “Schedule D” to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Trust and retaining one copy for your records.

Sincerely,

AMERICAN BEACON FUNDS

By: /s/ Melinda G. Heika

Name: Melinda G. Heika

Title: Treasurer

Agreed:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson

Name: Andrew Erickson

Title: Executive Vice President

Effective Date: October 26, 2016

Schedule D

American Beacon Funds

American Beacon Acadian Emerging Markets Managed Volatility Fund

American Beacon AHL Managed Futures Strategy Fund

American Beacon Bahl & Gaynor Small Cap Growth Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Growth Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Crescent Short Duration High Income Fund

American Beacon Flexible Bond Fund

American Beacon Garcia Hamilton Quality Bond Fund

American Beacon Global Evolution Frontier Markets Income Fund

American Beacon GLG Total Return Fund

American Beacon Grosvenor Long/Short Fund

American Beacon Holland Large Cap Growth Fund

American Beacon International Equity Fund

American Beacon Ionic Strategic Arbitrage Fund

American Beacon Large Cap Value Fund

American Beacon The London Company Income Equity Fund

American Beacon Mid-Cap Value Fund

American Beacon Numeric Integrated Alpha Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon SGA Global Growth Fund

American Beacon Sound Point Floating Rate Income Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Zebra Small Cap Equity Fund

American Beacon Cayman Managed Futures Strategy Fund, Ltd.